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                                                                      Exhibit n.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-90854) of our report dated March 19, 2002, relating to the financial statements of Western Asset Premier Bond Fund, which are also incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Baltimore, Maryland
September 10, 2002